UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

HYPERION DEFI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23461 South Pointe Drive, Suite 390
Laguna Hills, CA 92653

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, par value $0.0001 per share	HYPD	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2025, Hyperion DeFi, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”), with Cantor Fitzgerald & Co. and Chardan Capital Markets, LLC (the “Sales Agents”), under which the Company may, from time to time in its sole discretion, offer and sell through the Sales Agents, shares (“Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), from time to time (the “Offering”). The issuance and sale of the Shares, if any, will be made under the Agreement pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-[•]), filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2025, and the prospectus relating to the Offering (the “Sales Agreement Prospectus”) filed therewith that forms a part of the Registration Statement. Pursuant to the Sales Agreement Prospectus, the Company may offer and sell Shares having an aggregate offering price of up to $500,000,000.

Subject to the terms and conditions of the Sales Agreement, the Sales Agents may sell Shares in negotiated transactions, including block trades, or transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including directly on The Nasdaq Capital Market or sales made to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law. The Sales Agents will use commercially reasonable efforts to sell the Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Sales Agents an aggregate commission equal to 4.0% of the gross sales proceeds of any Sales sold through the Sales Agents under the Sales Agreement.

The Company is not obligated to make any sales of Shares under the Sales Agreement. The offering of Shares will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms. The Sales Agreement contains customary representations, warrantees and agreements between the Company and the Sales Agents, including customary indemnification rights, including for liabilities under the Securities Act. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Sales Agreement, which is filed as Exhibit 10.1 to the Company's Registration Statement on Form S-3 filed on November 17, 2025 and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any offer, solicitation, or sale of Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Counsel
10.1#	Sales Agreement by and among Hyperion DeFi, Inc. and Cantor Fitzgerald & Co. and Chardan Capital Markets, LLC, dated November 14, 2025 (incorporated by reference to Exhibit 1.2 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 17, 2025).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

# Certain information in this Exhibit was omitted by means of marking such information with parentheses (“(***)”) because the identified information (i) is not material and (ii) is the type of information that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERION DEFI, INC.

Dated: November 17, 2025	By:	/s/ Hyunsu Jung
Hyunsu Jung
Interim Chief Executive Officer